UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
February 16, 2023
Date of Report (Date of earliest event reported)

AZZ Inc.
(Exact name of Registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
(Address of principal executive offices) (Zip Code)
(817) 810-0095
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AZZ	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On February 16, 2023, AZZ Inc. (“AZZ”, the ”Company”) issued a press release providing new fiscal year 2024 financial guidance from continuing operations and reiterated fiscal year 2023 financial guidance and aligns to results from continuing operations on a comparable basis as described below.

On September 30, 2022, AZZ and Fernweh Group LLC (”Fernweh”) closed on the transaction whereby AZZ contributed its AZZ Infrastructure Solutions segment (“AIS”) to AIS Investment Holdings LLC and sold a controlling interest in AIS to Fernweh (the “AIS JV”). As a result, the Company has reclassified the operations of AIS to discontinued operations to adjust and recast its financial information to provide historical non-GAAP comparable financial results. The Company's continuing operations include the AZZ Metal Coatings segment, the AZZ Precoat Metals segment, (which was acquired on May 13, 2022 and includes results of operations as of and for the period from May 13, 2022 through November 30, 2022), the equity in earnings from the AIS JV, and other Corporate expenses related to both transactions. Attached hereto as Exhibit 99.1 is the press release referenced above, which includes the following unaudited, consolidated financial data of the Company:

•Adjusted comparative balance sheets for February 28, 2022, May 31, 2022, August 31, 2022 and November 30, 2022;
•Adjusted comparative statements of operations, and recast adjusted earnings, adjusted earnings per share, and adjusted EBITDA from continuing operations for the three months ended May 31, 2022, the three months ended August 31, 2022 and for the three and nine months ended November 30, 2022

The Company is furnishing information in this Current Report on Form 8-K, Item 7.01 (including Exhibit 99.1) to provide historical non-GAAP financial results reflecting AIS as discontinued operations. This furnished information shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section 18 or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. Nor shall the information in this Current Report be incorporated by reference in any other filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, unless specifically identified therein as being incorporated therein by reference in such filing.

In the tables to our press release, we use non-GAAP financial measures and believe it is useful to investors as it provides additional information to: facilitate comparisons of historical operating results; identify trends in our underlying operating results; and provides additional insight and transparency on how we evaluate our business. For additional information regarding our non-GAAP financial measures, see Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report.

Exhibit	Description
99.1
Press release, reporting fiscal year 2024 guidance and Unaudited, Adjusted Comparative Financial information for the periods as of February 28, 2022, May 31, 2022, August 31, 2022 and November 30, 2022, and for the three months ended May 31, 2022, the three months ended August 31, 2022, the three months ended November 30, 2022 and the nine months ended November 30, 2022

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ Inc.

Date:	February 16, 2023	By:	/s/ Philip A. Schlom
Philip A. Schlom Chief Financial Officer